Exhibit 5.1

January 27, 2006

Central Jersey Bancorp
627 Second Avenue
Long Branch, New Jersey 07740

Re:	Central Jersey Bancorp Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Central Jersey Bancorp (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 500,000 shares of common stock, par value $0.01 per share, (the “Common Stock”).

In rendering this opinion, we have examined the Company’s Restated Certificate of Incorporation, and all amendments thereto, the Company’s By-Laws, as amended, resolutions adopted by the Board of Directors of the Company at a meeting held on January 26, 2005, and the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission relating to the offer and sale by the Company of up to 500,000 shares of Common Stock. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement.

Sincerely,

/s/ Frieri Conroy & Lombardo LLC